UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 24, 2008
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street
Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On June 24, 2008, Carrizo Oil & Gas, Inc. (the “Company”) filed Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas, which became effective upon filing. The Company included a proposal in the Company’s definitive proxy statement dated May 28, 2008 seeking shareholder approval to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 90,000,000. The Company’s proposal was approved by the Company’s shareholders at the Company’s 2008 Annual Meeting of Shareholders held on June 24, 2008.
          A copy of the Articles of Amendment as filed with the Secretary of State of the State of Texas is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling

Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer
Date: June 25, 2008

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